EXHIBIT 99.1

For more information contact:	Analysts – Andy Taylor (206) 539-3907
Media – Nancy Thompson (919) 861-0342

Weyerhaeuser Reports First Quarter Results

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Achieved net earnings of $151 million, or $0.21 per diluted share
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Generated Adjusted EBITDA of $395 million, a 7 percent increase compared with fourth quarter 2022
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Returned approximately $800 million in cash to shareholders through base and supplemental dividends
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Increased quarterly base dividend by 5.6 percent

SEATTLE, April 27, 2023 – Weyerhaeuser Company (NYSE: WY) today reported first quarter net earnings of $151 million, or 21 cents per diluted share, on net sales of $1.9 billion. This compares with net earnings of $771 million, or $1.03 per diluted share, on net sales of $3.1 billion for the same period last year and net earnings of $11 million for the fourth quarter of 2022. There were no special items in first quarter 2023. Net earnings before special items were $978 million for the same period last year and $171 million for the fourth quarter of 2022. Adjusted EBITDA for the first quarter of 2023 was $395 million compared with $1.5 billion for the same period last year and $369 million for the fourth quarter of 2022.

“I am pleased with the solid operational and financial results delivered by our teams in the first quarter," said Devin W. Stockfish, president and chief executive officer. “In addition, during the quarter we increased our base dividend by 5.6 percent and returned more than $830 million to shareholders through base and supplemental dividend payments and share repurchase activity. Looking forward, we remain constructive on the longer-term demand fundamentals that will drive growth for our businesses, notwithstanding the current macroeconomic headwinds. Our financial position is exceptionally strong, and we remain focused on driving operational excellence across our unmatched portfolio of assets and enhancing shareholder value through disciplined capital allocation.”

WEYERHAEUSER FINANCIAL HIGHLIGHTS	2022	2023	2022
(millions, except per share data)	Q4	Q1	Q1
Net sales	$1,823	$1,881	$3,112
Net earnings	$11	$151	$771
Net earnings per diluted share	$0.02	$0.21	$1.03
Weighted average shares outstanding, diluted	737	734	749
Net earnings before special items(1)(2)	$171	$151	$978
Net earnings per diluted share before special items(1)	$0.24	$0.21	$1.31
Adjusted EBITDA(1)	$369	$395	$1,497
Net cash from operations	$167	$126	$957
Adjusted FAD(3)	$(56)	$55	$850
(1)
Net earnings before special items is a non-GAAP measure that management believes provides helpful context in understanding the company’s earnings performance. Additionally, Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold and special items. Net earnings before special items and Adjusted EBITDA should not be considered in isolation from, and are not intended to represent an alternative to, our GAAP results. Reconciliations of net earnings before special items and Adjusted EBITDA to GAAP earnings are included within this release.
(2)
Special items for prior periods presented are included in the reconciliation tables within this release.

(3)
Adjusted Funds Available for Distribution (Adjusted FAD) is a non-GAAP measure that management uses to evaluate the company’s liquidity. Adjusted FAD, as we define it, is net cash from operations adjusted for capital expenditures and significant non-recurring items. Adjusted FAD measures cash generated during the period (net of capital expenditures and significant non-recurring items) that is available for dividends, repurchases of common shares, debt reduction, acquisitions, and other discretionary and nondiscretionary capital allocation activities. Adjusted FAD should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results. A reconciliation of Adjusted FAD to net cash from operations is included within this release.

TIMBERLANDS

FINANCIAL HIGHLIGHTS	2022	2023
(millions)	Q4	Q1	Change
Net sales	$548	$604	$56
Net contribution to pretax earnings	$86	$120	$34
Adjusted EBITDA	$150	$188	$38

Q1 2023 Performance – In the West, fee harvest volumes were significantly higher than the fourth quarter which had one month of operations affected by the work stoppage. Sales volumes were significantly higher, particularly for export volumes to China. Sales realizations were lower, driven by domestic and Japanese export sales. Per unit log and haul costs were moderately lower and forestry and road costs were seasonally lower. In the South, fee harvest volumes were slightly higher and sales realizations were comparable. Per unit log and haul costs were slightly lower and forestry and road costs were slightly higher.

Q2 2023 Outlook – Weyerhaeuser anticipates second quarter earnings and Adjusted EBITDA will be approximately $20 million lower than the first quarter. In the West, the company expects moderately lower sales realizations, partially offset by significantly lower per unit log and haul costs and moderately higher fee harvest volumes. In the South, sales realizations and per unit log and haul costs are expected to be slightly lower, while fee harvest volumes are expected to be comparable. The company expects forestry and road costs in the West and South to be seasonally higher.

REAL ESTATE, ENERGY & NATURAL RESOURCES

FINANCIAL HIGHLIGHTS	2022	2023
(millions)	Q4	Q1	Change
Net sales	$55	$101	$46
Net contribution to pretax earnings	$24	$53	$29
Pretax charge for special items	$10	$—	$(10)
Net contribution to pretax earnings before special items	$34	$53	$19
Adjusted EBITDA	$46	$89	$43

Q1 2023 Performance – Earnings and Adjusted EBITDA increased from the fourth quarter due to higher real estate sales, partially offset by lower royalty income from the company’s Energy and Natural Resources business. The number of acres sold increased significantly due to the timing of transactions, and the average price per acre decreased due to the mix of properties sold.

Q2 2023 Outlook – Weyerhaeuser anticipates second quarter earnings will be comparable to the first quarter and Adjusted EBITDA will be approximately $20 million lower than the first quarter due to the timing and mix of real estate sales.

WOOD PRODUCTS

FINANCIAL HIGHLIGHTS	2022	2023
(millions)	Q4	Q1	Change
Net sales	$1,331	$1,318	$(13)
Net contribution to pretax earnings	$147	$95	$(52)
Adjusted EBITDA	$197	$148	$(49)

Q1 2023 Performance – Sales realizations for lumber and oriented strand board decreased 9 percent and 20 percent, respectively, compared with fourth quarter averages. Sales and production volumes for lumber were significantly higher than the fourth quarter which had one month of operations affected by the work stoppage at mills in the Northwest. Unit manufacturing costs were significantly lower and log costs were comparable. For oriented strand board, sales volumes were significantly higher due to increased production and improved transportation networks. Unit manufacturing costs and fiber costs were both moderately lower. Sales realizations and sales volumes were lower for most engineered wood products due to softening demand. Raw material costs were lower, primarily for oriented strand board webstock.

Q2 2023 Outlook – Weyerhaeuser anticipates second quarter earnings and Adjusted EBITDA will be slightly higher than the first quarter, excluding the effect of changes in average sales realizations for lumber and oriented strand board. For lumber, the company expects higher sales volumes and moderately lower log costs and unit manufacturing costs. For oriented strand board, the company anticipates comparable sales volumes, slightly lower fiber costs and moderately higher unit manufacturing costs. Sales volumes are expected to be significantly higher and raw material costs are expected to be moderately lower for most engineered wood products, partially offset by moderately lower sales realizations.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900. We own or control approximately 11 million acres of timberlands in the U.S. and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood products in North America. Our company is a real estate investment trust. In 2022, we generated $10.2 billion in net sales and employed approximately 9,200 people who serve customers worldwide. Our common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

EARNINGS CALL INFORMATION

Weyerhaeuser will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on April 28, 2023 to discuss first quarter results.

To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on April 28, 2023.

To join the conference call from within North America, dial 1-877-407-0792 (access code: 13734907) at least 15 minutes prior to the call. Those calling from outside North America should dial 201-689-8263 (access code: 13734907). Replays will be available for two weeks at 1-844-512-2921 (access code: 13734907) from within North America, and at 1-412-317-6671 (access code: 13734907) from outside North America.

FORWARD-LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, with respect to our outlook and expectations concerning the following: the growth of our business and long-term demand drivers; earnings and Adjusted EBITDA for the company and for each of our businesses; fee harvest volumes, sales realizations, log and haul costs and forestry and road expenses for our Timberlands business; sales volumes, log costs and unit manufacturing costs for our lumber business; sales volumes, fiber costs and unit manufacturing costs for our oriented strand board business; and sales volumes, sales realizations and raw material costs for our engineered wood products business. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often involve use of words and expressions such as “anticipate,” “expect,” “looking forward,” “planned,” “will,” and similar words and expressions. They may use the positive, negative or another variation of those and similar words and expressions. These forward-looking statements are based on our current expectations and assumptions and are not guarantees of future events or performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to:

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the effect of general economic conditions, including employment rates, interest rate levels, inflation, housing starts, general availability and cost of financing for home mortgages and the relative strength of the U.S. dollar;
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the effect of COVID-19 and other viral or disease outbreaks and their potential effects on our business, results of operations, cash flows, financial condition and future prospects;
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market demand for the company's products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;
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changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Japanese yen, the Chinese yuan, and the Canadian dollar, and the relative value of the euro to the yen;
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restrictions on international trade and tariffs imposed on imports or exports;
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the availability and cost of shipping and transportation;
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economic activity in Asia, especially Japan and China;
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performance of our manufacturing operations, including maintenance and capital requirements;
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potential disruptions in our manufacturing operations;
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the level of competition from domestic and foreign producers;
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the successful execution of our internal plans and strategic initiatives, including restructuring and cost reduction initiatives;
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our ability to hire and retain capable employees;
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the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals or the occurrence of any event, change or other circumstances that could give rise to a termination of any acquisition or divestiture transaction under the terms of the governing transaction agreements;
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raw material availability and prices;
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the effect of weather;
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changes in global or regional climate conditions and governmental response to such changes;
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the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;
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energy prices;
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transportation and labor availability and costs;
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federal tax policies;
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the effect of forestry, land use, environmental and other governmental regulations;
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legal proceedings;
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performance of pension fund investments and related derivatives;
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the effect of timing of employee retirements as it relates to the cost of pension benefits and changes in the market price of our common stock on charges for share-based compensation;
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the accuracy of our estimates of costs and expenses related to contingent liabilities and the accuracy of our estimates of charges related to casualty losses;

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changes in accounting principles; and
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other risks and uncertainties identified in our 2022 Annual Report on Form 10-K, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the SEC.

It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on the company's business, results of operations, cash flows, financial condition and future prospects.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

RECONCILIATION OF ADJUSTED EBITDA TO NET EARNINGS

We reconcile Adjusted EBITDA to net earnings for the consolidated company and to operating income (loss) for the business segments, as those are the most directly comparable U.S. GAAP measures for each.

The table below reconciles Adjusted EBITDA for the quarter ended December 31, 2022:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$11
Interest expense, net of capitalized interest					66
Income taxes					(45)
Net contribution (charge) to earnings	$86	$24	$147	$(225)	$32
Non-operating pension and other post-employment benefit costs(1)	—	—	—	216	216
Interest income and other	—	—	—	(16)	(16)
Operating income (loss)	86	24	147	(25)	232
Depreciation, depletion and amortization	64	5	50	1	120
Basis of real estate sold	—	7	—	—	7
Special items included in operating income (loss)(2)	—	10	—	—	10
Adjusted EBITDA	$150	$46	$197	$(24)	$369

(1)
Non-operating pension and other post-employment benefit costs includes a pretax special item consisting of a $205 million noncash settlement charge related to the transfer of pension plan assets and liabilities to an insurance company through the purchase of a group annuity contract.
(2)
Operating income (loss) for Real Estate & ENR includes a pretax special item consisting of a $10 million noncash impairment charge related to the planned divestiture of legacy coal assets.

The table below reconciles Adjusted EBITDA for the quarter ended March 31, 2023:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$151
Interest expense, net of capitalized interest					66
Income taxes					22
Net contribution (charge) to earnings	$120	$53	$95	$(29)	$239
Non-operating pension and other post-employment benefit costs	—	—	—	9	9
Interest income and other	—	—	—	(12)	(12)
Operating income (loss)	120	53	95	(32)	236
Depreciation, depletion and amortization	68	3	53	2	126
Basis of real estate sold	—	33	—	—	33
Adjusted EBITDA	$188	$89	$148	$(30)	$395

The table below reconciles Adjusted EBITDA for the quarter ended March 31, 2022:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$771
Interest expense, net of capitalized interest					72
Loss on debt extinguishment(1)					276
Income taxes					209
Net contribution (charge) to earnings	$182	$81	$1,182	$(117)	$1,328
Non-operating pension and other post-employment benefit costs	—	—	—	15	15
Interest income and other	—	—	—	1	1
Operating income (loss)	182	81	1,182	(101)	1,344
Depreciation, depletion and amortization	65	4	51	2	122
Basis of real estate sold	—	31	—	—	31
Adjusted EBITDA	$247	$116	$1,233	$(99)	$1,497
(1)
Loss on debt extinguishment is a pretax special item related to the early extinguishment of $931 million of debt.

RECONCILIATION OF NET EARNINGS BEFORE SPECIAL ITEMS TO NET EARNINGS

We reconcile net earnings before special items to net earnings and net earnings per diluted share before special items to net earnings per diluted share, as those are the most directly comparable U.S. GAAP measures. We believe the measures provide meaningful supplemental information for investors about our operating performance, better facilitate period to period comparisons and are widely used by analysts, lenders, rating agencies and other interested parties.

The table below reconciles net earnings before special items to net earnings:

	2022	2023	2022
(millions)	Q4	Q1	Q1
Net earnings	$11	$151	$771
Loss on debt extinguishment	—	—	207
Pension settlement charge	152	—	—
Restructuring, impairments and other charges	8	—	—
Net earnings before special items	$171	$151	$978

The table below reconciles net earnings per diluted share before special items to net earnings per diluted share:

	2022	2023	2022
	Q4	Q1	Q1
Net earnings per diluted share	$0.02	$0.21	$1.03
Loss on debt extinguishment	—	—	0.28
Pension settlement charge	0.21	—	—
Restructuring, impairments and other charges	0.01	—	—
Net earnings per diluted share before special items	$0.24	$0.21	$1.31

RECONCILIATION OF ADJUSTED FAD TO NET CASH FROM OPERATIONS

We reconcile Adjusted FAD to net cash from operations, as that is the most directly comparable U.S. GAAP measure. We believe the measure provides meaningful supplemental information for investors about our liquidity.

The table below reconciles Adjusted FAD to net cash from operations:

	2022	2023	2022
(millions)	Q4	Q1	Q1
Net cash from operations	$167	$126	$957
Capital expenditures	(223)	(71)	(70)
Adjustments to FAD(1)	—	—	(37)
Adjusted FAD	$(56)	$55	$850
(1)
Adjustments to FAD include a $37 million product remediation insurance recovery received in first quarter 2022.